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Exhibit 10.19


                      [Union Bank of California letterhead]


                                  June 22, 2001


VIA FACSIMILE AND FIRST-CLASS U.S. MAIL
---------------------------------------

SVI Solutions, Inc.
12707 High Bluff Drive
Suite 335
San Diego, California 92130
Attention:    Mr. Kevin O'Neill
              Chief Financial Officer

Dear Kevin:

         Reference is made to the Term Loan Agreement, dated as of June 3, 1999, by and between SVI Solutions, Inc., a Delaware corporation (successor-by-merger to SVI Holdings, Inc., a Nevada corporation) ("Borrower"), and Union Bank of California, N.A. (the "Bank"), as amended (collectively, the "Loan Agreement"). All capitalized terms used in this letter without definition shall have the respective meanings specified in the Loan Agreement.

         This letter shall confirm that Bank has agreed to extend the term of the Loan Agreement from April 30, 2001 to June 30, 2001. All other terms of the Loan Agreement and the other Loan Documents are unchanged.

         Please indicate your agreement to the terms of this letter by signing in the space provided below. Of course, if you have any questions, please give me a call.

                                             Very truly yours,

                                             UNION BANK OF CALIFORNIA, N.A.


                                             By: /s/ Joel Steiner
                                                --------------------------------
                                                Joel Steiner
                                                Vice President



ACKNOWLEDGED AND AGREED:

SVI SOLUTIONS, INC.,
a Delaware corporation

By: /s/ Kevin O'Neill
   -----------------------------------------
   Kevin O'Neill
   Chief Financial Officer